Exhibit 5.1

Sunrise Communications AG Thurgauerstrasse 101b 8152 Glattpark (Opfikon) Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

August 30, 2024

Sunrise Communications AG – Registration Statement on Form F-4 dated August 26, 2024

Ladies and Gentlemen

We have acted as special Swiss counsel to Sunrise Communications AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-4 (the Registration Statement), including a proxy statement/prospectus, publicly filed with the United States Securities and Exchange Commission (the SEC) on August 26, 2024 for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), (i) up to 74,642,055 class A common shares (Namenaktien) of the Company, each with a par value of CHF 0.10 (the Class A Shares), and (ii) up to 25,977,316 class B shares of the Company with privileged voting rights (Stimmrechtsaktien), each with a par value of CHF 0.01 (the Class B Shares, together with the Class A Shares, the Shares). The Shares will initially be distributed in the form of an equal number of American depositary shares (the ADSs). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to, or incorporated, in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(a)	an electronic copy of the Registration Statement;

(b)	an electronic copy of a certified excerpt from the Commercial Register of the Canton of Zurich dated August 23, 2024, relating to the Company (the Excerpt); and

(c)	an electronic copy of the articles of association of the Company, the form of which was filed as Exhibit 3.1 to the Registration Statement (the Articles).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;

(d)	the Registration Statement has been duly filed by the Company;

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(e)

the Excerpt and the Articles are correct, complete and up-to-date as of the date hereof and no changes have been made that should have been or should be reflected in the Excerpt or the Articles as of the date hereof;

(f)

except as expressly opined upon herein, and to the extent relevant for purposes of this opinion, all information and confirmations contained in the Documents, and all material statements made to us in connection with the Documents, are true and accurate;

(g)	there are no provisions of the laws of any jurisdiction other than Switzerland that may affect the opinions expressed herein;

(h)

the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(i)

prior to the issuance of any Shares, the general meeting of shareholders of the Company will have validly resolved to (a) issue such Shares and (b) exclude the pre-emptive rights of the existing shareholders, or the existing shareholders will have validly waived such pre-emptive rights, for purposes of issuing the Shares as contemplated in the Registration Statement, and such resolutions will not have been amended and will be in full force and effect until the issuance of all Shares;

(j)	the Company has not entered and will not enter into any transaction which could be construed as return of capital contributions (Einlagenrückgewähr); and

(k)

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares have been and, if and when issued and paid for pursuant to the Articles and Swiss law—in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Zurich, Switzerland —and entered into the Company’s book of uncertificated securities, will be validly issued in the form of uncertificated securities (einfache Wertrechte), fully paid-in as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

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(b)

We have been retained by the Company as special Swiss counsel for advising the Company on the corporate, regulatory and commercial law aspects of the transactions described in the Documents. We have not been retained as tax counsel and, consequently, express no opinion on any tax or accounting matters in relation to the tax treatment of the parties to or the transactions described in the Documents.

(c)

We express no opinion as regards the exclusion of shareholders’ pre-emptive subscription rights (if applicable) in connection with the issuance of the Shares as contemplated in the Registration Statement.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the Shares.

(e)

The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(f)

We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Shares.

(g)

When used in this opinion, the term “validly issued” means that the issuance of any shares of the Company is valid between the Company and the party having subscribed for such shares. With regard to any third parties, the issuance of the Shares will only be valid on the business day in Switzerland following the day of publication of the corresponding share capital increase in the Swiss Official Gazette of Commerce.

(h)	We express no opinion as to banking, insurance or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement / prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

[signature page follows]

Sincerely yours,

/s/ Daniel Häusermann

Homburger AG

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